UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2022

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway
Coppell, TX 75019
(Address of principal executive offices) (Zip Code)

(972) 538-6000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 31, 2022, the Board of Directors (the “Board”) of The Container Store Group, Inc. (the “Company”) approved and adopted an amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”). Among the changes contained in the Amended and Restated Bylaws are the following:

●	certain updated procedures for stockholder nominations of director candidates and notice of business to be considered at an annual meeting of stockholders;
●	requirement for a stockholder submitting a nomination notice to make a representation as to whether such stockholder intends to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Securities Exchange Act of 1934, as amended and, on request of the Company, to provide reasonable evidence that certain requirements of such rule have been satisfied;

●	requirement that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white;

●	updated provision regarding notice of an adjournment of any meeting of stockholders;
●	updated provisions regarding the availability of the list of stockholders entitled to vote at a stockholders meeting to align with recent changes to the Delaware General Corporation Law;
●	updated provision specifying who can call a special meeting of the board of directors; and
●	other immaterial or non-substantive administrative or clarifying changes.

The Amended and Restated Bylaws are filed herewith as Exhibit 3.1. A blackline of the Amended and Restated Bylaws against the prior version of the bylaws is filed herewith as Exhibit 3.2. The foregoing description of the changes contained in the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 31, 2022, the Company held its annual meeting of shareholders. A total of 42,384,849 shares of common stock were present in person or represented by proxy at the meeting, representing approximately 82 percent of the Company’s outstanding common stock as of the July 7, 2022 record date. The following are the voting results for the proposals considered and voted upon at the meeting, all of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on July 12, 2022.

Item 1 — Election of three Class III directors for a term of office expiring at the annual meeting of shareholders in 2025 and until their respective successors have been duly elected and qualified.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Lisa Klinger	35,847,927	96,418	6,440,504
Satish Malhotra	35,842,571	101,774	6,440,504
Wendi Sturgis	35,616,101	328,244	6,440,504

Item 2 — Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 1, 2023.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
41,919,654	408,759	56,436	0

Item 3 — Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
35,392,277	470,652	81,416	6,440,504

Based on the foregoing votes, the director nominees named above were elected and Items 2 and 3 were approved.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Bylaws of the Company, dated as of August 31, 2022
3.2	Amended and Restated Bylaws of the Company, dated as of August 31, 2022 (marked to show changed against prior version)
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline Instance XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: September 7, 2022	By:	/s/ Jeffrey A. Miller
Jeffrey A. Miller
Chief Financial Officer

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